UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2013

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On July 8, 2013, FreightCar America, Inc. (the “Company”) filed a Complaint for Declaratory Judgment (the “Complaint”) in the United States District Court for the Northern District of Illinois, Eastern Division (the “Court”). The case commenced by the filing of the Complaint is captioned as Case No. 1:13-cv-04889 and names as defendants the United Steel, Paper & Forestry, Rubber, Manufacturing, Energy, Allied Industrial & Services Workers International Union, AFL-CIO, CLC (the “USW”), as well as approximately 650 individual Retiree Defendants (as defined in the Complaint).

The Complaint seeks declaratory relief confirming the Company’s right to modify or terminate all welfare benefits provided to the Retiree Defendants. As described in the Complaint, pursuant to a prior settlement agreement among the Company, the USW and the Retiree Defendants, the Company agreed to make certain levels of contributions to medical coverage for the Retiree Defendants and to continue to provide life insurance benefits at their amount at that time under certain of the Company’s employee welfare benefit plans. The settlement agreement expressly provided that, as of November 30, 2012, the Company could cease making these contributions. In June 2011, the Company and the USW began discussing the possibility of an extension beyond November 30, 2012 for the Company’s contributions to retiree medical coverage and life insurance benefits at a reduced amount and on other mutually acceptable terms. The Company has engaged in voluntary negotiations for the past two years with the USW and counsel for the Retiree Defendants in an effort to reach a consensual agreement regarding such medical and life insurance benefits, but the parties have been unable to reach a final agreement. Accordingly, the Company is terminating, effective October 1, 2013, its contributions for medical coverage provided to the Retiree Defendants and the provision of life insurance benefits. The Company is seeking declaratory relief from the Court to confirm its rights under the Employee Retirement Income Security Act of 1974, as amended, to reduce or terminate retiree medical coverage and life insurance benefits pursuant to the plans. The foregoing summary of the Complaint is qualified by reference to the Complaint in its entirety. A copy of the Complaint is attached hereto and incorporated herein by reference as Exhibit 99.1.

As noted in the Company’s previously filed financial statements, the Company has recorded certain reserves related to postretirement benefit plan obligations, a substantial portion of which relates to the dispute now before the Court. The current reserve amount reflects the Company’s best estimate of its exposure under the prior settlement agreement, but such amount could change as a result of the litigation or if the parties agree to an alternative settlement agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Complaint for Declaratory Judgment, as filed on July 8, 2013 in the United States District Court for the Northern District of Illinois

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: July 9, 2013	By:	/s/ Kathleen M. Boege
	Name:	Kathleen M. Boege
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Complaint for Declaratory Judgment, as filed on July 8, 2013 in the United States District Court for the Northern District of Illinois